POWER OF ATTORNEY

We, the undersigned Trustees of MADSION COVERED CALL & EQUITY STRATEGY FUND Trust, a Delaware statutory trust, hereby severally constitute and appoint KEVIN S. THOMPSON as our true and lawful attorney, with full power to sign for us and in our name and in the capacities indicated below, the Registration Statement on Form N-14, relating to the proposed merger of the Madison Strategic Sector Premium Fund into the Madison Covered Call & Equity Strategy Fund and any and all amendments (including pre-effective and post-effective amendments) to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm that said attorney may lawfully do or cause to be done by virtue thereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware. Furthermore, the execution of this power of attorney is not intended to, and does not revoke any prior powers of attorney granted by the undersigned.
The undersigned Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which together shall constitute one original, as of the date set forth below.

Signature	Title	Date

/s/Steven P. Riege	Trustee	August 8, 2018
Steven P. Riege

/s/James R. Imhoff	Trustee	August 8, 2018
James R. Imhoff

/s/Richard E. Struthers	Trustee	August 8, 2018
Richard E. Struthers